EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS JUNE 2006

OPERATIONAL PERFORMANCE

HOUSTON, July 3, 2006 - Continental Airlines (NYSE: CAL) today reported a June consolidated (mainline plus regional) load factor of 84.5 percent, 2.3 points above last year's June consolidated load factor, and a mainline load factor of 84.8 percent, 1.9 points above the June 2005 mainline load factor. The carrier reported a domestic mainline load factor of 86.7 percent, 2.0 points above June 2005, and an international mainline load factor of 82.7 percent, 1.9 points above June 2005. All four were records for June. The carrier also reported a record daily load factor of 94.0 percent on June 30, 2006, for Continental operations (which excludes regional and Continental Micronesia).

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 67.8 percent. Continental's on-time performance was adversely affected by inclement weather. The carrier enacted severe weather plans for 25 occurrences in June, primarily in Newark and Houston. Despite weather challenges, the carrier reported a mainline completion factor of 99.7 percent.

In June 2006, Continental flew 8.2 billion consolidated revenue passenger miles (RPMs) and 9.7 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 13.7 percent and a capacity increase of 10.6 percent as compared to June 2005. In June 2006, Continental flew 7.3 billion mainline RPMs and 8.6 billion mainline ASMs, resulting in a mainline traffic increase of 13.2 percent and a mainline capacity increase of 10.7 percent as compared to June 2005. Domestic mainline traffic was 3.9 billion RPMs in June 2006, up 9.0 percent from June 2005, and domestic mainline capacity was 4.5 billion ASMs, up 6.5 percent from June 2005.

For June 2006, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 10.5 and 11.5 percent compared to June 2005, while mainline passenger RASM is estimated to have increased between 9.0 and 10.0 percent compared to June 2005.  For May 2006, consolidated passenger RASM increased 9.3 percent compared to May 2005, while mainline passenger RASM increased 7.6 percent from May 2005.

Continental ended the second quarter with unrestricted cash and short-term investments of approximately $2.47 billion. June 2006 sales at continental.com increased 45.0 percent over June 2005.

Continental's regional operations had a record June load factor of 82.2 percent, 5.5 points above last year's June load factor. Regional RPMs were 951.1 million and regional ASMs were 1,156.4 million in June 2006, resulting in a traffic increase of 18.0 percent and a capacity increase of 10.0 percent versus June 2005.

Continental Airlines, together with Continental Express and Continental Connection, has more than 3,200 daily departures throughout the Americas, Europe and Asia, serving 152 domestic and 138 international destinations. More than 400 additional points are served via SkyTeam alliance airlines.  With more than 42,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 61 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

In 2006, Continental Airlines won its sixth J.D. Power and Associates award since 1996. The carrier ranked the highest in Customer Satisfaction Among Traditional Network Carriers in North America in the J.D. Power and Associates 2006 Airline Satisfaction Index SurveySM. For the third consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2006 list of Most Admired Global Companies. Continental was also named the No. 1 airline on the publication's 2006 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the third year in a row, and "Best Executive/Business Class" for the fourth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2005 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

PRELIMINARY TRAFFIC RESULTS
JUNE	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	3,885,977	3,565,956	9.0	Percent

International	3,386,020	2,858,443	18.5	Percent
Transatlantic	1,771,360	1,481,600	19.6	Percent
Latin America	961,360	768,681	25.1	Percent
Pacific	653,300	608,162	7.4	Percent

Mainline	7,271,997	6,424,399	13.2	Percent
Regional	951,124	806,259	18.0	Percent
Consolidated	8,223,121	7,230,658	13.7	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,484,491	4,208,875	6.5	Percent

International	4,092,438	3,536,226	15.7	Percent
Transatlantic	2,095,947	1,770,395	18.4	Percent
Latin America	1,195,387	1,015,910	17.7	Percent
Pacific	801,104	749,921	6.8	Percent

Mainline	8,576,929	7,745,101	10.7	Percent
Regional	1,156,418	1,051,453	10.0	Percent
Consolidated	9,733,347	8,796,554	10.6	Percent
PASSENGER LOAD FACTOR
Domestic	86.7 Percent	84.7 Percent	2.0	Points

International	82.7 Percent	80.8 Percent	1.9	Points
Transatlantic	84.5 Percent	83.7 Percent	0.8	Points
Latin America	80.4 Percent	75.7 Percent	4.7	Points
Pacific	81.6 Percent	81.1 Percent	0.5	Points

Mainline	84.8 Percent	82.9 Percent	1.9	Points
Regional	82.2 Percent	76.7 Percent	5.5	Points
Consolidated	84.5 Percent	82.2 Percent	2.3	Points
ONBOARD PASSENGERS
Mainline	4,389,157	3,984,060	10.2	Percent
Regional	1,681,582	1,448,409	16.1	Percent
Consolidated	6,070,739	5,432,469	11.7	Percent
CARGO REVENUE TON MILES (000)
Total	86,541	79,498	8.9	Percent
PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	21,112,037	19,337,556	9.2	Percent

International	17,536,307	14,867,590	17.9	Percent
Transatlantic	8,350,143	7,009,139	19.1	Percent
Latin America	5,500,002	4,666,360	17.9	Percent
Pacific	3,686,162	3,192,091	15.5	Percent

Mainline	38,648,344	34,205,146	13.0	Percent
Regional	5,052,161	4,198,312	20.3	Percent
Consolidated	43,700,505	38,403,458	13.8	Percent
AVAILABLE SEAT MILES (000)
Domestic	25,345,494	24,065,939	5.3	Percent

International	22,572,021	19,235,379	17.3	Percent
Transatlantic	10,726,932	8,847,184	21.2	Percent
Latin America	7,005,667	6,173,000	13.5	Percent
Pacific	4,839,422	4,215,195	14.8	Percent

Mainline	47,917,515	43,301,318	10.7	Percent
Regional	6,456,244	5,766,178	12.0	Percent
Consolidated	54,373,759	49,067,496	10.8	Percent
PASSENGER LOAD FACTOR
Domestic	83.3 Percent	80.4 Percent	2.9	Points

International	77.7 Percent	77.3 Percent	0.4	Points
Transatlantic	77.8 Percent	79.2 Percent	-1.4	Points
Latin America	78.5 Percent	75.6 Percent	2.9	Points
Pacific	76.2 Percent	75.7 Percent	0.5	Points

Mainline	80.7 Percent	79.0 Percent	1.7	Points
Regional	78.3 Percent	72.8 Percent	5.5	Points
Consolidated	80.4 Percent	78.3 Percent	2.1	Points
ONBOARD PASSENGERS
Mainline	24,230,140	22,063,875	9.8	Percent
Regional	8,956,981	7,598,354	17.9	Percent
Consolidated	33,187,121	29,662,229	11.9	Percent
CARGO REVENUE TON MILES (000)
Total	526,356	498,279	5.6	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
JUNE	2006	2005	Change
On-Time Performance [1]	67.8%	79.0%	(11.2)	Points
Completion Factor [2]	99.7%	99.8%	(0.1)	Points
May 2006 year-over-year consolidated RASM change			9.3	Percent
May 2006 year-over-year mainline RASM change			7.6	Percent
June 2006 estimated year-over-year consolidated RASM change			10.5-11.5	Percent
June 2006 estimated year-over-year mainline RASM change			9.0-10.0	Percent
June 2006 estimated average price per gallon of fuel, including fuel taxes			2.19	Dollars
Second Quarter 2006 estimated average price per gallon of fuel, including fuel taxes			2.11	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage

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